Exhibit 10.5

DigiSpace Holdings, Inc.

548 Market Street, Suite 18224

San Francisco, California, 94104

Telephone (604) 313-9344

September 1, 2011

Mr. Amish Shah, Mr. Jose Rivera

     and DigiSpace Solutions LLC

2534 State Street, Suite 436,

San Diego, California 92101

Dear Amish and Jose:

Re: Amendment of the August 3, 2011 agreement to acquire DigiSpace Solutions, LLC

We write to confirm our discussion to amend our August 3, 2011 letter agreement (the “Agreement”) relating to our purchase of all of your interests in DigiSpace Solutions, LLC.  We agree as follows:

1.

The Closing Date, as defined in the Agreement, is hereby amended to September 30, 2011 or such earlier date as DigiSpace Holdings, Inc. may decide.

2.

Section 2.01(a) of the Agreement is deleted in its entirety and replaced with:

“a)

Two hundred thousand dollars ($200,000.00) cash, of which:

(i)

one hundred thousand dollars ($100,000.00) shall be paid on or before the Closing Date,

(ii)

fifty thousand dollars ($50,000.00) shall be paid within 90 days after the Closing Date, and

(iii)

fifty thousand dollars ($50,000.00) shall be paid within 180 days after the Closing Date; and”

3.

The Vendors will serve as advisors to, and members of the Advisory Board of, Bitzio, Inc. for the six month period commencing October 1, 2011 (the “Advisory Period”), for which DigiSpace Holdings, Inc. or Bitzio, Inc. will pay the Vendors combined fees equal to the lesser of:

a)

5% of the revenue of Bitzio, Inc. during the Advisory Period computed in accordance with generally accepted accounting principles and payable within 5 days following the date on which Bitzio, Inc. files its Quarterly Reports on Form 10-Q with the Securities and Exchange Commission for each fiscal quarter that includes the Advisory Period, and

b)

$300,000.00.

4.

All other terms and conditions of the Agreement are hereby ratified and confirmed, and the terms, provisions and covenants thereof shall remain and continue in full force and effect and the Agreement and this agreement shall be read and construed as one instrument.

If the foregoing accurately reflects our agreement and is in accordance with your understandings, please so indicate by signing this letter and returning it to us at your earliest convenience.  Execution by all of the parties will constitute a binding agreement between the parties in accordance with the terms hereof.

Yours truly,

DIGISPACE HOLDINGS, INC.

/s/ Gordon C. McDougall

per Gordon C. McDougall, CEO

The foregoing agreement is accepted, approved and agreed to this _____ day of September, 2011 by the undersigned:

/s/ Amish Shah

Amish Shah

/s/ Jose Rivera

Jose Rivera

DIGISPACE SOLUTIONS, LLC

/s/ Amish Shah

Authorized Signatory